EXHIBIT 99.2

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	January 31, 2015	October 31, 2014	January 31, 2014

Net revenue	$26,839	$28,406	$28,154

Costs and expenses:
Cost of sales	20,571	21,425	21,736
Research and development	825	876	811
Selling, general and administrative	3,071	3,364	3,210
Amortization of intangible assets	222	226	283
Restructuring charges	146	604	114
Acquisition-related charges	4	3	3
Separation costs	80	-	-
Total costs and expenses	24,919	26,498	26,157

Earnings from operations	1,920	1,908	1,997

Interest and other, net	(174)	(146)	(163)

Earnings before taxes	1,746	1,762	1,834

Provision for taxes	(380)	(432)	(409)

Net earnings	$1,366	$1,330	$1,425

Net earnings per share:
Basic	$0.75	$0.71	$0.75
Diluted	$0.73	$0.70	$0.74

Cash dividends declared per share	$0.32	$-	$0.29

Weighted-average shares used to compute net earnings per share:
Basic	1,833	1,862	1,907
Diluted	1,861	1,896	1,935

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (In millions)

	As of
	January 31, 2015	October 31, 2014
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$12,919	$15,133
Accounts receivable	12,295	13,832
Financing receivables	2,907	2,946
Inventory	6,575	6,415
Other current assets	13,502	11,819

Total current assets	48,198	50,145

Property, plant and equipment	11,030	11,340

Long-term financing receivables and other assets	8,619	8,454

Goodwill and intangible assets	33,014	33,267

Total assets	$100,861	$103,206

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$3,509	$3,486
Accounts payable	14,873	15,903
Employee compensation and benefits	2,900	4,209
Taxes on earnings	1,565	1,017
Deferred revenue	6,241	6,143
Other accrued liabilities	13,441	12,977

Total current liabilities	42,529	43,735

Long-term debt	15,552	16,039

Other liabilities	15,876	16,305

Stockholders' equity:
HP stockholders' equity	26,507	26,731
Non-controlling interests	397	396

Total stockholders' equity	26,904	27,127

Total liabilities and stockholders' equity	$100,861	$103,206

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	January 31, 2015	October 31, 2014	January 31, 2014

Net revenue: (a)

Personal Systems	$8,544	$8,948	$8,530
Printing	5,543	5,740	5,815
Total Printing and Personal Systems Group	14,087	14,688	14,345
Enterprise Group	6,981	7,248	6,970
Enterprise Services	4,993	5,511	5,595
Software	871	1,087	916
HP Financial Services	803	906	870
Corporate Investments	16	5	288
Total segments	27,751	29,445	28,984
Elimination of intersegment net revenue and other	(912)	(1,039)	(830)

Total HP consolidated net revenue	$26,839	$28,406	$28,154

Earnings before taxes:(a)

Personal Systems	$313	$355	$279
Printing	1,067	1,040	979
Total Printing and Personal Systems Group	1,380	1,395	1,258
Enterprise Group	1,090	1,072	1,003
Enterprise Services	148	377	60
Software	157	338	145
HP Financial Services	90	110	101
Corporate Investments	(124)	(107)	121
Total segment earnings from operations	2,741	3,185	2,688

Corporate and unallocated costs and eliminations	(182)	(316)	(121)
Stock-based compensation expense	(187)	(128)	(170)
Amortization of intangible assets	(222)	(226)	(283)
Restructuring charges	(146)	(604)	(114)
Acquisition-related charges	(4)	(3)	(3)
Separation costs	(80)	-	-
Interest and other, net	(174)	(146)	(163)

Total HP consolidated earnings before taxes	$1,746	$1,762	$1,834

(a)
Effective at the beginning of its first quarter of fiscal 2015, HP implemented an organizational change to align its segment financial reporting more closely with its current business structure. This organizational change resulted in the transfer of  third party multi-vendor support arrangements from the Technology Services business unit within the Enterprise Group segment to the Infrastructure Technology Outsourcing business unit within the Enterprise Services segment. HP reflected this change to its segment information in prior reporting periods on an as-if basis, which resulted in the removal of intersegment revenue from the Technology Services business unit within the Enterprise Group segment and the related corporate intersegment revenue eliminations, and the transfer of operating profit from the Technology Services business unit within the Enterprise Group segment to the Infrastructure Technology Outsourcing business unit within the Enterprise Services segment. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.